UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.  )
Filed by the Registrant ☑
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☑	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

First Financial Bankshares, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):
☑	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

FIRST FINANCIAL BANKSHARES, INC.
400 Pine Street
Abilene, Texas 79601
325.627.7155
NOTICE OF THE 2007 ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD APRIL 24, 2007
To our shareholders:
     We cordially invite you to attend the annual meeting of our shareholders, which will be held in the Abilene Civic Center, 1100 North 6th Street, Abilene, Texas, at 10:30 a.m., Central time, on Tuesday, April 24, 2007, for the following purposes:
     (1)     To elect 13 directors;
     (2)     To ratify the appointment by our audit committee of Ernst & Young LLP as our independent auditors for the year ending December 31, 2007;
     (3)     To act on such other business as may properly come before the annual meeting or any adjournment thereof.
     Only shareholders of record at the close of business on March 15, 2007, are entitled to notice of and to vote at the annual meeting or any continuation of the meeting if it is adjourned.
     We have included, along with this notice and proxy statement, our 2006 annual report, which describes our activities during 2006, and our Form 10-K for the year ended December 31, 2006. The annual report and Form 10-K do not form any part of the material for solicitation of proxies.
     We hope that you will be present at the annual meeting and the luncheon to be held immediately afterward. We respectfully urge you, whether or not you plan to attend the annual meeting, to sign, date and mail the enclosed proxy card in the envelope provided in order to eliminate any question of your vote being counted. You can revoke your proxy in writing at any time before the annual meeting, so long as your written request is received by our corporate secretary before your proxy is voted. Alternatively, if you submitted a proxy and attend the annual meeting in person, you may revoke the proxy and vote in person on all matters submitted at the annual meeting. If you plan to attend the annual meeting and luncheon, we request that you confirm your attendance by calling 325.627.7155.
By order of the Board of Directors,

KENNETH T. MURPHY, Chairman
March 15, 2007

FIRST FINANCIAL BANKSHARES, INC.
400 Pine Street
Abilene, Texas 79601
325.627.7155
PROXY STATEMENT
2007 ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD APRIL 24, 2007
INTRODUCTION
     Your board of directors hereby solicits your proxy for use at the 2007 annual meeting of our shareholders and any continuation of this meeting if it is adjourned. The annual meeting will be held in the Abilene Civic Center, 1100 North 6th Street, Abilene, Texas, at 10:30 a.m., Central time, on Tuesday, April 24, 2007.
     Our principal executive office is located at 400 Pine Street, Abilene, Texas 79601. Our telephone number is 325.627.7155.
     We mailed this proxy statement and the accompanying proxy card on March 15, 2007. The date of this proxy statement is March 15, 2007.
VOTING OF SECURITIES
Record Date
     Your board of directors has established the close of business on March 15, 2007, as the record date for determining the shareholders entitled to notice of, and to vote at, the annual meeting. On the record date, we had 20,752,730 shares of our common stock outstanding.
Quorum
     In order for any business to be conducted at the annual meeting, a quorum consisting of shareholders having voting rights with respect to a majority of our outstanding common stock on the record date must be present in person or by proxy. You may only vote if you hold your shares directly in your name. If your shares are held in “street name” by your broker, your broker will send you instructions on how you can instruct your broker to vote your shares. Your broker generally cannot vote your shares on non-routine matters without instructions from you. Shares that are represented at the annual meeting but abstain from voting on any or all matters and shares that are “broker non-votes” will be counted in determining whether a quorum is present at our annual meeting. A “broker non-vote” occurs when a broker or nominee votes on some matters on the proxy card but not others because he does not have authority to do so from the beneficial owner of the underlying shares.
Required Vote
     The affirmative vote of a plurality of the shares cast at the annual meeting is required to elect a nominee for director and to approve the ratification of Ernst & Young LLP as our independent accountants or any other matter that may come before the meeting. If you abstain from voting or withhold authority to vote in the election of a director, your abstention or withholdings will have no effect. Broker non-votes will have no effect on the outcome of director elections or independent accountant ratification.

Shareholder List
     A list of shareholders entitled to vote at the annual meeting, which will show each shareholder’s address and the number of shares registered in his or her name, will be open to any shareholder to examine for any purpose related to the annual meeting. Any shareholder may examine this list during ordinary business hours commencing March 15, 2007, and continuing through the date of the annual meeting at our principal office, 400 Pine Street, Abilene, Texas 79601.
SOLICITATION AND REVOCABILITY OF PROXIES
Solicitation
     We will bear the expense to solicit proxies, which will include reimbursement of expenses incurred by brokerage firms and other custodians, nominees and fiduciaries to forward solicitation materials regarding the annual meeting to beneficial owners. Our officers and directors may further solicit proxies from shareholders and other persons by telephone or oral communication. We will not pay these officers any extra compensation for participating in this solicitation. We may engage Georgeson Shareholder to assist us with the solicitation of proxies and, if so, would expect to pay that firm approximately $15,000 for their services, plus out-of-pocket expenses.
Proxies and Revocation
     Each executed and returned proxy card will be voted according to the directions indicated on that proxy card. If no direction is indicated, the proxy will be voted according to the board of directors’ recommendations, which are contained in this proxy statement. Your board of directors does not intend to present, and has no information that others will present, any business at the annual meeting that requires a vote on any other matter. If any other matter requiring a vote properly comes before the annual meeting, the proxies will be voted in the discretion of the proxyholders named on the proxy.
     Each shareholder giving a proxy has the power to revoke it at any time before the shares of our common stock it represents are voted. This revocation is effective upon receipt, at any time before the annual meeting is called to order, by our corporate secretary of either (1) an instrument revoking the proxy or (2) a duly executed proxy bearing a later date than the preceding proxy. Additionally, a shareholder may change or revoke a previously executed proxy by voting in person at the annual meeting.
PROPOSAL 1
ELECTION OF DIRECTORS
General
     Your board of directors currently consists of 12 directors. At the annual meeting, 13 directors are to be elected, each for a term of one year. Under our bylaws, an individual may not stand for election or reelection as a director upon attaining 72 years of age, unless he owns at least one percent (1%) of the outstanding shares of our common stock and is less than 75 years of age. While our bylaws fix the number of directors at a number not less than three nor more than 30, the board of directors has fixed the number of directors at 13 for 2007. Although we do not contemplate that any of the nominees will be unable to serve, if such a situation arises before the annual meeting, the proxies will be voted to elect any substitute nominee or nominees designated by your board of directors.
     Under Nasdaq rules, a majority of your board of directors must be comprised of independent directors. The board has determined that each director nominated, except Messrs. Dueser and Murphy, is independent under applicable Nasdaq rules.

Nominees
     The names and principal occupations of the nominees, together with the length of service as a director and the number of shares of our common stock beneficially owned by each of them on February 1, 2007, are set forth in the following table, except as otherwise indicated, the named beneficial owner has sole voting and investment power with respect to shares held by him or her:

				Shares of
				Bankshares	Percent
		Years as	Principal Occupation	Beneficially	of Shares
Name	Age	Director (1)	During Last Five Years	Owned	Outstanding
Tucker S. Bridwell	55	—	President, Mansefeldt Investment Corporation	35,338 (2)	0.17%
Joseph E. Canon	64	11	Executive Director,	7,110	0.03%
			Dodge Jones Foundation, a
			private charitable foundation
Mac A. Coalson	67	11	Mac A. Coalson Real Estate	226,714	1.09%
David Copeland	51	9	President, SIPCO and Shelton	153,883 (3)	0.74%
			Family Foundation, a private
			charitable foundation
F. Scott Dueser	53	16	See “Executive Officers” on	229,204 (4)(5)	1.11%
			page 6
Murray Edwards	55	1	Principal, The Edwards Group	44,476 (6)	0.21%
Derrell E. Johnson	67	7	Former President and CEO	40,000	0.19%
			Rady and Associates,
			Consulting Engineers
Kade L. Matthews	48	9	Ranching and Investments	189,621	0.91%
Bynum Miers	70	15	Ranching	57,103 (7)	0.28%
Kenneth T. Murphy	69	36	Chairman, First Financial	157,402	0.76%
			Bankshares, Inc.
Dian Graves Stai	66	14	Chair, Dian Graves	72,593	0.35%
			Owen Foundation
F. L. Stephens	68	9	Retired Chairman and Chief	69,665	0.34%
			Executive Officer, Town &
			Country Food Stores, Inc.
Johnny E. Trotter	55	4	President & CEO, Livestock	91,981	0.44%
			Investors, Ltd.
Shares beneficially owned by all executive officers and directors*				1,406,798 (4)	6.78%
* See “Security Ownership of Certain Beneficial Owners and Management.”
(1)	The years indicated are the approximate number of years each person has continuously served as a director, or, prior thereto, of First Financial Bank, N.A, Abilene, which became our wholly-owned subsidiary in April 1973, when all the then directors of First Financial Bank, N.A., Abilene became our directors.

(2)	Includes 31,249 shares that are owned by trust for which Mr. Bridwell serves as trustee or co-trustee to which he disclaims beneficial owner. Mr. Bridwell is also a director of Petrohawk Energy Corporation.

(3)	Includes 143,215 shares that are owned by trusts for which Mr. Copeland serves as trustee or co-trustee to which he disclaims beneficial ownership. Mr. Copeland is also a director of Harte-Hanks, Inc.

(4)	Includes 39,988 shares owned by his wife of which he disclaims beneficial ownership.

(5)	Includes shares indirectly owned as of February 1, 2006 through the employee stock ownership plan portion of the profit sharing plan which each participant has sole voting powers, as follows: Mr. Dueser — 24,098 and all executive officers as a group — 32,162.

(6)	Includes 12,642 shares our common stock owned by Mr. Edward’s spouse and minor child. Mr. Edwards and his wife were a 27.5% owner of Clyde Financial Corporation that was acquired by the Company in February 2005. See Annual Report on Form 10-K for additional disclosures related to this acquisition.

(7)	Includes 8,933 shares of our common stock owned by Mr. Miers’ spouse.

YOUR BOARD OF DIRECTORS RECOMMENDS YOU
VOTE “FOR” THE ELECTION OF EACH OF THESE NOMINEES.
PROPOSAL 2
RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS
     The audit committee of your board of directors has selected Ernst & Young LLP to serve as our independent auditors for the year ending December 31, 2007 and to serve until the next annual meeting in April 2008. Ernst & Young LLP has served as the Company’s independent auditors since 2002. We have been advised by Ernst & Young LLP that neither its firm nor any of its members has any financial interest, direct or indirect, in us, nor has had any connection with us or any of our subsidiaries in any capacity other than independent auditors. Your board of directors recommends that you vote for the ratification of the selection of Ernst & Young LLP. Shareholder ratification of the selection of Ernst & Young LLP as our independent auditors is not required by our certificate of formation, bylaws or otherwise. Nevertheless, your board of directors is submitting this matter to the shareholders as what we believe is a matter of good corporate practice. If the shareholders do not ratify the appointment of Ernst & Young LLP, then the appointment of independent auditors will be reconsidered by our audit committee. Even if the appointment is ratified, the audit committee in its discretion may direct the appointment of a different independent audit firm at any time during the year if it is determined that such a change would be in the best interests of the Company and its shareholders. Representatives of Ernst & Young LLP are expected to be present at the annual shareholders meeting, and they may have the opportunity to make a statement, if they desire to do so, and to respond to appropriate questions.
YOUR BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” THE
RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS THE COMPANY’S
INDEPENDENT AUDITORS FOR THE YEAR 2007

Executive Officers
     Set forth in the following table are our executive officers, and the shares of our common stock beneficially owned by each of them as of February 1, 2007. Except as otherwise indicated, the named executive officer has sole voting and investment power with respect to the shares he holds:

			Years		Shares of
			Served		Bankshares
			in Such	Principal Occupation	Beneficially	Percent of Shares
Name	Age	Office	Office	During Past 5 Years	Owned	Outstanding
F. Scott Dueser	53	President and Chief Executive Officer	6	President and Chief Executive Officer of First Financial Bankshares, Inc.; Chairman, First Financial Bank, N.A., Abilene*	229,204 (1)(2)	1.11%
Gary Gragg	47	Executive Vice President	1	Executive Vice President of First Financial Bankshares, Inc.; Senior Vice President of First Financial Bankshares, Inc. (1996 to 2005)	8,479 (1)(3)	0.04%
J. Bruce Hildebrand	51	Executive Vice President and Chief Financial Officer	4	Executive Vice President and Chief Financial Officer of First Financial Bankshares, Inc.; Partner, KPMG LLP (1990-2002)	3,936 (1)	0.02%
Robert S. Patterson**	66	Executive Vice President	1	Executive Vice President of First Financial Bankshares, Inc.; Senior Vice President of First Financial Bankshares, Inc. (1994 to 2005)	15,204 (1)(3)	0.07%
Gary L. Webb	49	Executive Vice President	4	Executive Vice President of First Financial Bankshares, Inc.; Partner, BearingPoint (2002); Partner, Arthur Andersen (2001-2002)	3,056 (1)(3)	0.01%
*A bank subsidiary.
**Retired effective December 31, 2006.
(1)	Includes shares indirectly owned as of February 1, 2007 through our employee stock ownership plan portion of the profit sharing plan, which each participant has sole voting power, as follows: Mr. Dueser — 24,098, Mr. Gragg — 2,940, Mr. Hildebrand — 423, Mr. Patterson — 4,405, and Mr. Webb — 296.

(2)	Includes 39,988 shares owned by his wife of which he disclaims beneficial ownership.

(3)	Includes 2,731, 8,717, and 1,333 shares of our common stock issuable upon exercise of options presently exercisable or exercisable within 60 days of February 1, 2007 for Mssrs. Gragg, Patterson and Webb, respectively.

Compensation Discussion and Analysis
Introduction
     The compensation committee is responsible for making recommendations to the board of directors related to all aspects of compensation for the Chief Executive Officer (CEO) and other members of senior management, including the named executive officers included in tabular disclosures that follows. The Committee also oversees the administration of employee benefits and benefit plans for the Company and its subsidiaries. Mr. Stephens is Chairman of the Committee and its members include Mr. Coalson, Mr. Matthews, Ms. Stai and Mr. Canon. The Committee meets as needed during the year but generally meets four to five times per year. The Committee met in January 2006, June 2006, January 2007 (twice) over the past 15 months. The compensation committee charter can be found on our website at www.ffin.com in the corporate governance investor relations area.
     Executives of the Company are active in compensation activities of the Company and make recommendations on both short-term and long term compensation as well as cash and non-cash compensation. The committee meets without management present as considered necessary to discuss any issue it deems appropriate.
     The committee may retain, terminate and approve fees (subject to board ratification) related to compensation consultants or other advisors as appropriate. In 2003 and 2004, the Company hired KPMG LLP to perform a review of the Company’s compensation/employee benefit plans and to prioritize recommendations. The Company is currently considering requesting proposals from compensation consultants to update the previous review and make additional recommendations.
Objectives/Philosophy
     The compensation committee’s philosophy is to provide a compensation package that attracts and retains executive talent and delivers higher rewards for superior performance and consequences for underperformance. It is also the compensation committee’s practice to provide a balanced mix of cash and equity-based compensation that the committee believes appropriate to align the short and long-term interests of the Company’s executives with that of its shareholders and to encourage executives to participate and perform as equity owners of the Company.
     The compensation committee seeks to attract executive talent by offering competitive base salaries, annual performance incentive opportunities, and the potential long-term rewards under the Company’s long-term incentive programs (including profit sharing, flexible spending and incentive stock option plans). It is the committee’s practice to provide incentives that promote both the short and long-term financial objectives of the Company. Achievement of short-term objectives is rewarded through base salary and annual bonuses, while long-term incentive programs encourage executives to focus on the Company’s long-term goals as well. These incentives are based on financial objectives of importance to the Company, including revenue and earnings growth, return on assets, and creation of shareholder value. The Company’s compensation program also accounts for individual performance, which enables the compensation committee to differentiate among executives and emphasize the link between personal performance and compensation.
Elements of Compensation
     The following is a summary of the elements of compensation provided to our CEO and other members of senior management. Further details and disclosures of each of these elements can be found in the tabular disclosures that follow:
Base Salary — We want to provide our senior management with a level of assured cash compensation in the form of base salary that facilitates an appropriate lifestyle given their professional status and accomplishments. The compensation committee measures the Company’s senior management compensation levels with comparable levels in industry benchmark studies. The committee considers the scope of responsibilities, experience, overall performance, board evaluation and tenure with the Company.

Bonus — The Company’s compensation includes a bonus plan that provides for senior management to receive a cash bonus on a sliding scale upon satisfaction of pre-determined performance goals. The scale considers net income growth times the Company’s return on average assets. The maximum award for senior management of the Company would be nine times the Company’s average return on assets percentage times the executive’s base salary.
Equity Compensation — We currently have stock options outstanding under our incentive stock option plan approved by shareholders. The purpose of the stock option plan is to attract and retain key employees and to encourage employee performance by providing them a proprietary interest in our Company through the granting of stock options. The stock option plan is administered by our compensation committee. Only incentive stock options (as defined in the Internal Revenue Code) may be granted under the stock option plan. Incentive stock options granted under the stock option plan may be exercised solely by the grantee, or in the case of the grantee’s death or incapacity, by the grantee’s executors, administrators, guardians or other legal representatives and are not assignable or transferable by a grantee. Although not required by the agreement, the Company generally expects the grantee to not exercise the options and dispose of the shares but rather to keep and build an equity interest in the Company. Generally, the Company grants options every two years, subject to the compensation committee’s review and recommendation and board of directors’ approval. Allocation of options is based on fairness, affordability and retention considerations. Grantees are required to sign confidential information, non-solicitation and non-competition agreement in connection with receipt of the option grants to prohibit actions detrimental to the Company. Day-to-day administration of the plan is delegated to an executive officer of the Company.
Executive officers and directors of the Company may not buy or sell our stock during a trading period beginning fifteen days from the end of a fiscal quarter until three business days following the release of quarterly earnings information. Trading by directors and executive officers of the Company is also prohibited during designated periods when material non-public information exists or any other time when they possess material, non-public information about us. The compensation committee does not grant options during any black-out period under the insider trading policy. We do not release material non-public information for the purpose of affecting the value of executive compensation, nor do we grant options to executives in coordination with the release of material non-public information. All awards of shares of the Company’s common stock under our incentive stock option plan are made at or above the market price at the time of the award.
The Company, acting on the review and recommendation of the compensation committee and approval by the board of directors, most recently granted 90,500 options to key employees on January 27, 2007.
Pension Plan — The defined benefit pension plan requires annual contributions sufficient to provide the pension benefits accruing to employees under the pension plan. The annual benefit for a participant in the pension plan who retires on his normal retirement date is the accrued benefit (as defined in the pension plan) at December 31, l988, plus 1.25% of average compensation multiplied by years of service from January 1, 1989. “Average compensation” is the average compensation during the ten years immediately preceding the date of determination or actual employment whichever is less. Compensation means the total amount paid to an employee during the year including bonuses, commissions, and overtime pay, but excluding reimbursed expenses, group insurance benefits and pension and profit sharing contributions. There are provisions in the pension plan for early retirement with reduced benefits. There is no vesting of benefits until a participant has five or more years of credited service or upon reaching age 65 without regard to credited service. Effective January 1, 2004, the pension plan was frozen and no additional benefits accrue under the plan after this date. New hires to the Company are not eligible to participate in the frozen pension plan.
The pension plan is subject to the minimum funding requirements of the Employee Retirement Income Security Act of 1974, or ERISA. Senior management eligible under the pension plan receive the same benefits as all employees.
Profit Sharing Plan — All employees of the Company who satisfy the plan’s eligibility conditions participate in our profit sharing plan. Contributions are determined annually based on a formula that includes growth in net income and return on average assets. Contributions under the profit sharing plan are reviewed by the compensation committee and are subject to their discretion and recommendation for approval by the board of directors. The compensation committee oversees the administration of the profit sharing plan. Effective January 1, 2002, we added a 401(k) feature to our profit sharing plan which allows the participants to make pre-tax contributions to the plan. Effective January 1, 2004, the plan includes a safe harbor Company match equal to 100% of each participant’s deferral contributions not exceeding 3% of the participant’s compensation, plus 50% of each participant’s deferral contributions in excess of 3% but not in excess of 5% of the participant’s compensation. Prior to January 1, 2004, the plan did not include a mandatory Company match but did provide a safe harbor profit sharing contribution equal to 3% of the qualifying participant’s compensation.

Prior to January 1, 2004, the plan did not include a mandatory Company match but did provide a safe harbor profit sharing contribution equal to 3% of the qualifying participant’s compensation.
Under the profit sharing plan, contributions by employees are not required as a condition of participation. Each participating employer’s annual contribution is allocated among the accounts of the active plan participants, in the ratio that each participant’s compensation bears to the total compensation of all active participants. Compensation is defined as the total amount paid to an employee during the year, including bonuses, commissions, and overtime pay, but excluding reimbursed expenses, group insurance benefits and pension and profit sharing contributions. However, the Internal Revenue Service limits the compensation amount used to calculate a participant’s benefit to a maximum of $220,000 (adjusted annually by the IRS). Additionally, the annual addition amount (which is the aggregate of employer and employee contributions) that may be allocated to a participant is limited to $44,000 (adjusted annually by the IRS).
Effective July 1, 2003, we added an employee stock ownership plan (ESOP) feature to our profit sharing plan. Shares of our common stock held by the profit sharing plan were allocated to participants generally based on the ratio that each participant’s balance bears to the total balances in the profit sharing plan. Participants are given the option to receive cash dividends on these shares in cash or reinvest the dividends in additional shares.
The profit sharing plan provides for benefits to vest in graduated percentages, with benefits being fully vested after six years of credited service except for amounts contributed to an employee’s account under the safe harbor provisions and shares resulting from the reinvestment of dividends in the ESOP which are immediately fully vested. Generally, an employee’s benefit at normal retirement will be the contributions allocated to his account while a participant, increased by gains and decreased by losses from investments of the trust, and increased by any forfeitures allocated to his account. An employee is always fully vested with respect to any voluntary contributions he makes. The plan also provides for immediate vesting upon attainment of normal retirement age and upon death or disability. If a participant terminates employment for any other reason, the total amount of his employee contribution account and the vested portion of his employer contribution account become distributable.
Senior management eligible for participation in the plan receive the same benefits as all employees. The maximum employer profit sharing contribution to the plan for an individual in a single year is 15% of the individual’s salary, subject to IRS limits.
Make Whole Plan — Effective January 1, 2005, the Company adopted a “make whole” program whereby executives whose Company contributions to the profit sharing plan and employer match under the 401(k) feature were limited due to IRS limitations will now have contributions made to a non-qualified plan equal to the amount under qualified plans as if there were no IRS limitations. This non-qualified plan was implemented by the committee to allow senior management whose compensation was in excess of IRS limits to have profit sharing/401(k) matches proportionally equal for all employees.
Severance Benefits — We believe that companies should provide reasonable severance benefits to employees. With respect to senior management, these severance benefits should reflect the fact that it may be difficult for employees to find comparable employment within a short period of time. Our policy for all employees states that full-time employees who are discharged due to a restructuring or layoff are eligible to receive severance pay based on their years of service to the Company. The Company will provide one week of severance pay for each year of employee service, up to a maximum of six months, except that in all cases, severance pay will not be less than four week’s pay. In order to receive severance pay, an employee must sign a release of claims in favor of the Company. Employees who do not sign the required release form will not receive severance pay.
Change of Control/Executive Recognition Agreement — In April 1996, our outside directors, who constituted a majority of your board of directors, unanimously approved an executive recognition plan. This plan enabled us, upon approval of the compensation committee, to offer our key executive officers and those of our subsidiaries an executive recognition agreement. The following executive officers have entered into executive recognition agreements with us:

F. Scott Dueser	President & CEO of Company
J. Bruce Hildebrand	Executive Vice President and CFO of Company
Gary L. Webb	Executive Vice President, Operations of Company
Gary S. Gragg	Executive Vice President, Lending of Company
Tommy J. Barrow	President & CEO of First Financial Bank, N.A. (Eastland), a subsidiary bank
Ronald Butler	President & CEO of First Financial Bank, N.A. (Abilene), a subsidiary bank
Michael L. Boyd	President & CEO of San Angelo National Bank, a subsidiary bank
Doyle Lee	Chairman & CEO of Weatherford National Bank, a subsidiary bank
Mark L. Jones	President & CEO of First Financial Bank (Southlake), a subsidiary bank
J. V. Martin	President & CEO of First National Bank (Sweetwater), a subsidiary bank
Mike Mauldin	President & CEO of Hereford State Bank, a subsidiary bank
Ron Mullins	President & CEO of First Financial Bank (Stephenville), a subsidiary bank
Matt Reynolds	President & CEO of First Financial Bank (Cleburne), a subsidiary bank
Kirk W. Thaxton	President & CEO of First Financial Trust & Asset Management Company, a subsidiary company
Kenneth A. Williamson	President & CEO of City National Bank (Mineral Wells), a subsidiary bank
Each executive recognition agreement provides severance benefits for each executive officer if, within two years following a change in control, his employment with us or our subsidiaries is terminated (i) by us or the subsidiary bank for any reason other than for cause, except for termination as a result of the officer’s death, disability or retirement; or (ii) by the executive officer for good reason.
As used in the agreement, a “change of control” means:
•	a person or entity directly or indirectly acquires securities of the Company representing more than 50% of the combined voting power entitled to vote generally in the election of directors of the then outstanding securities of the Company; or

•	any person or entity commences a tender offer or exchange offer to acquire any common stock of the Company (or securities convertible into common stock) for cash, securities or any other consideration in which after consummation of the offer, the person or entity directly or indirectly acquires beneficial ownership of securities of the Company representing more than 50% of the combined voting power entitled to vote generally in the election of directors of the then outstanding securities of the Company; or

•	the stockholders of the Company approve a reorganization, merger, consolidation, recapitalization, exchange offer, purchase of assets or other transaction, in each case, with respect to which the persons who were the beneficial owners of the Company immediately prior to such a transaction do not immediately after its completion, own more than 50% of the combined voting power entitled to vote generally in the election of directors of the reorganized, merged, recapitalized or resulting company’s then outstanding securities; or

•	the stockholders of the Company approve a liquidation or dissolution of the Company; or

•	the Company sells or otherwise transfers (or one or more of its subsidiaries, sell or otherwise transfer), in one or more related transactions, assets aggregating 50% or more of the book value of the assets of the Company and its subsidiaries (taken as a whole).
As used in the agreement, “cause” means termination of an employee due to the:
•	willful and continued failure by the employee to substantially perform his duties with the Company (other than any such failure resulting from the employee’s physical or mental incapacity due to injury or illness) after written demand for substantial performance is delivered to the employee by the Company, or

•	willful engaging by the employee in conduct which is demonstrably injurious to the Company, monetarily or otherwise.

As used in the agreement, “good reason” means termination by an employee due to:
•	a determination by the employee, made in good faith and based on the employee’s reasonable belief, that there has been a materially adverse change in his status or position as an executive officer of the Company as in effect immediately prior to the change in control, including any material change in the employee’s status or position as a result of a diminution in the employee’s duties or responsibilities or the assignment to the employee of any duties or responsibilities which are inconsistent with his status or position, or any removal of the employee from or failure to reappoint or reelect the employee to such position; or

•	a reduction by the Company in the employee’s annual base salary in effect immediately prior to the change in control; or

•	the relocation of the employee’s principal office outside of the city or metropolitan area in which the employee is residing at the time of any change in control; or

•	the failure by the Company to continue in effect any benefit plan in which the employee participates at the time of the change in control other than as a result of the normal expiration of any such plan in accordance with its terms as in effect at the time of the change in control; or

•	the failure by the Company to provide and credit the employee with the number of paid vacation days to which the employee is then entitled in accordance with the Company’s normal vacation policy as in effect immediately prior to the change in control; or

•	the failure by any successor corporation to the Company to assume the executive recognition agreement.
Such severance benefits under the executive recognition agreements provide that the executive officer will receive a payment equal to a certain percentage (as set forth in his executive recognition agreement) of his annual base salary immediately preceding the date of termination. The percentage of annual base salary to be received upon a change in control pursuant to his executive recognition agreement is 208%. The total severance payment for the executive officer cannot, however, exceed the amount that would cause such payment to be deemed a “parachute payment” under Section 280G of the Internal Revenue Code.
Each executive recognition agreement has a term of two years. However, if a change in control occurs during the original term of the executive recognition agreements, then the executive recognition agreements will continue in effect for an additional period of two years following the change in control. Similarly, if a second change in control occurs within two years from the date of the first change in control, then the executive recognition agreements will continue in effect for a period of two years from the date of the second change in control. The agreements include confidentiality obligations, but do not bind the executives to non-competition, non-disparagement or non-solicitation clauses.
These executive recognition agreements were amended in July 2006 to comply with newly issued Internal Revenue Service regulations affecting such plans and extended for a new two year term.
Amounts that would be paid under these agreements using base salary information as of December 31, 2006 for the named executive officers would be as follows:

Name	Amount
F. Scott Dueser, President and CEO	$853,000
J. Bruce Hildebrand, Executive Vice President & CFO	$520,000
Gary S. Gragg, Executive Vice President	$312,000
Gary L. Webb, Executive Vice President	$456,000
Robert S. Patterson’s agreement was not renewed in July 2006 due to his impending retirement.

Perquisites and Other Benefits — We annually review the perquisites that senior management receives. The primary perquisites for senior management are the reimbursement of initiation fees and dues for one golf or social club. We want to encourage our senior management to belong to a golf or social club so that they have an appropriate entertainment forum for customers and appropriate interaction with their communities. We do not permit personal use of our Company airplane.
Senior management also participates in the Company’s other benefit plans on the same terms as other employees. These plans include medical, life insurance and flex spending account benefits. Relocation benefits also are reimbursed but are individually negotiated when they occur.
Compensation Tables
The following tabular disclosures are presented for the following named executive officers (NEO):
F. Scott Dueser — President and Chief Executive Officer
J. Bruce Hildebrand — Executive Vice President and Chief Financial Officer
Gary L. Webb — Executive Vice President — Operations
Gary S. Gragg — Executive Vice President — Loans
Robert S. Patterson — Executive Vice President — Trust (Mr. Patterson retired from the Company effective December 31, 2006)
Summary Compensation Table
The following table summarizes the total compensation awarded to our NEO’s in 2006:

							Change in
							Pension
							Value and
							Nonqualified
						Non-Equity	Deferred
Name and				Stock	Option	Incentive Plan	Compensation	All Other
Principal		Salary	Bonus	Awards	Awards	Compensation	Earnings	Compensation	Total
Position	Year	($)	($)	($)	($)	($)(1)	($)(2)	($)(3)	($)

F. Scott Dueser, President/CEO	2006	405,833	—	—	—	20,664	36,888	26,446	489,831
J. Bruce Hildebrand, EVP/CFO	2006	246,667	—	—	—	12,600	5,306	26,446	291,019
Gary L. Webb, EVP	2006	226,333	—	—	—	11,491	2,197	26,446	266,467
Gary S. Gragg, EVP	2006	146,667	—	—	—	7,560	2,150	16,395	172,772
Robert S. Patterson, EVP	2006	176,000	—	—	—	8,921	10,838	26,083	221,842
(1)	Amount represents bonus earned related to achievement of pre-determined performance goals

(2)	Amount represents change in pension value plus amount contributed to “make whole” plan on behalf of each NEO

(3)	Amount represents amount contributed to profit sharing plan and 401(k) match on behalf of each NEO as well as country club dues paid for each NEO

Grants of Plan-Based Awards
The compensation committee grants incentive stock options periodically, although none was granted in 2006. On January 27, 2007, 90,500 options were granted to key employees of which Mr. Dueser, Mr. Gragg, Mr. Hildebrand and Mr. Webb received 4,000, 2,500, 2,500 and 2,500 options, respectively.
Outstanding Equity Awards at Fiscal Year-end
At December 31, 2006, the following stock options were outstanding for the respective NEO:

	Option Awards					Stock Awards
Equity
								Equity	Incentive
							Market	Incentive	Plan
							Value	Plan	Awards:
							of	Awards:	Market or
			Equity				Shares	Number	Payout
			Incentive				or	of	Value of
			Plan				Units	Unearned	Unearned
			Awards:				of	Shares,	Shares,
	Number of	Number of	Number of			Number of	Stock	Units or	Units or
	Securities	Securities	Securities			Shares or	That	Other	Other
	Underlying	Underlying	Underlying	Option		Units of	Have	Rights	Rights
	Unexercised	Unexercised	Unexercised	Exercise	Option	Stock That	Not	That Have	That Have
	Options (#)	Option (#)	Unearned	Price	Expiration	Have Not	Vested	Not	Not
Name	Exercisable	Unexercisable	Options (#)	($)(2)	Date (3)	Vested (#)	($)	Vested (#)	Vested ($)
F. Scott Dueser	—	8,333	—	23.10 to 33.08	1-25-15	—	—	—	—
J. Bruce Hildebrand	—	4,677	—	23.80 to 33.08	1-25-15	—	—	—	—
Gary L. Webb	1,333	4,666	—	23.80 to 33.08	1-25-15	—	—	—	—
Gary S. Gragg	2,731	3,500	—	12.48 to 33.08	1-25-15	—	—	—	—
Robert S. Patterson(1)	8,717	—	—	12.48 to 33.08	3-31-07	—	—	—	—
(1)	Mr. Patterson retired effective December 31, 2006 and exercised all options exercisable on February 5, 2007.

(2)	Represents range of option exercise price.

(3)	Represents latest expiration date.

Option Exercises and Stock Vested
During 2006, the following options were exercised by the named NEO:

	Option Awards		Stock Awards
	Number of Shares
	Acquired on	Value Realized on	Number of Shares	Value Realized on
Name	Exercise (#)	Exercise ($)(1)	Acquired on Vesting (#)	Vesting ($)
F. Scott Dueser	3,375	50,520	—	—

J. Bruce Hildebrand	669	7,446	—	—

Gary L. Webb	—	—	—	—

Gary S. Gragg	454	8,640	—	—

Robert S. Patterson	—	—	—	—
(1)	Amount represents the difference between the option exercise price and the actual stock price on the date exercised.
Pension Benefits
As of December 31, 2006, the following information relates to the Company’s defined benefit pension plan for the respective NEO:

		Number of Years	Present Value of
		Credited Service	Accumulated Benefit	Payments During
Name	Plan Name	(#)	($)	Last Fiscal Year ($)
F. Scott Dueser	Defined Benefit Pension	27	$201,825	None

J. Bruce Hildebrand	Defined Benefit Pension	1	9,500	None

Gary L. Webb	Defined Benefit Pension	—	—	None

Gary S. Gragg	Defined Benefit Pension	13	30,959	None

Robert S. Patterson	Defined Benefit Pension	9	165,666	None
We froze our defined benefit pension plan effective January 1, 2004, whereby no additional years of service accrue to participants, unless the pension plan is reinstated at a future date. The Company’s funding policy is to contribute annually the amount necessary to satisfy the Internal Revenue Service’s funding standards. As a result of freezing the pension plan, we did not expect to make significant future contributions on behalf of the NEOs. However, as a result of the Pension Protection Act of 2006, we will be required to contribute amounts over seven years to fund any shortfalls in the plan. Mr. Webb joined the Company after the plan was frozen and is not available for participation in the plan.

Nonqualified Deferred Compensation
The following amounts represent contributions made to the “make whole” plan described above, which is the only nonqualified deferred compensation program the Company offers, on behalf of the respective NEO:

	Executive	Registrant	Aggregate	Aggregate	Aggregate
	Contributions	Contributions	Earnings in	Withdrawals/Distributions	Balance at
Name	in Last FY ($)	Last FY ($)	Last FY ($)(1)	($)	Last FYE ($)

F. Scott Dueser	—	23,117	4,700	—	43,452

J. Bruce Hildebrand	—	4,656	500	—	6,980

Gary L. Webb	—	2,197	200	—	3,127

Gary S. Gragg	—	—	—	—	—

Robert S. Patterson	—	—	—	—	—
(1)	Plan invests all funds received in Company Stock which increased in value 22.8% from January 1, 2006 to December 31, 2006.

Director Compensation
For 2006, we had eleven non-officer directors who received fees for attendance at board of director meetings and committee meetings. Directors who are our executive officers or employees receive no compensation for service as members of either the board of directors or committees thereof. Directors who are not our officers receive $2,500 for each board meeting attended. The directors who serve on committees and who are not our officers receive $1,000 for each committee meeting attended. Director fees are paid in cash but a director may elect to defer receipt of fees into a non-qualified “Rabbi Trust” wherein the funds are used to purchase Company common stock on the open market. No equity awards are granted to the directors for fees and the directors do not participate in the Company’s profit sharing or defined benefit pension plan. Directors are reimbursed for actual travel costs to attend the respective meetings.

					Change in
					Pension Value
					and
	Fees				Nonqualified
	Earned or			Non-Equity	Deferred	All Other
	Paid in	Stock	Option	Incentive Plan	Compensation	Compensation
Name	Cash ($)	Awards ($)	Awards ($)	Compensation	Earnings ($)	($)	Total ($)

Joseph E. Canon	12,000	—	—	—	—	—	12,000
Mac A. Coalson	18,000	—	—	—	—	—	18,000
David Copeland	19,000	—	—	—	—	—	19,000
Murray Edwards	7,000	—	—	—	—	—	7,000
Derrell E. Johnson	14,000	—	—	—	—	—	14,000
Raymond A. McDaniel, Jr. (1)	7,000	—	—	—	—	—	7,000
Kade L. Matthews	12,000	—	—	—	—	—	12,000
Bynum Miers	16,000	—	—	—	—	—	16,000
Kenneth T. Murphy (2)	13,000	—	—	—	—	—	13,000
James Parker (1)	4,000	—	—	—	—	—	4,000
Jack D. Ramsey, M.D., (1)	7,000	—	—	—	—	—	7,000
Dian Graves Stai	12,000	—	—	—	—	—	12,000
F. L. Stephens	19,000	—	—	—	—	—	19,000
Johnny E. Trotter	17,000	—	—	—	—	—	17,000
(1)	Mr. McDaniel, Mr. Parker and Dr. Ramsey did not stand for reelection to the board of directors at our April 2006 Annual Shareholders’ Meeting due to age restrictions under our bylaws.

(2)	Amounts above do not include (1) $30,000 earned during 2006 under a consulting agreement described elsewhere in this proxy statement, (2) $33,000 paid under the Company’s defined benefit pension plan and (3) $53,000 paid under a deferred compensation plan that expires in 2009. Payments under (2) and (3) were earned during Mr. Murphy’s previous employment with the Company until his retirement in 2002 .

Consulting Agreement
     Effective January 1, 2003, we entered into a consulting agreement with Mr. Murphy whereby Mr. Murphy provided various services to us and our subsidiaries with respect to strategic planning and potential acquisitions among other things. The term of the original agreement was one year and compensation payable was $14,583 per month. The agreement was renewed for one year in 2004, 2005 and 2006. In 2006, Mr. Murphy received $30,000 under the agreement. The agreement was not renewed for 2007.
CORPORATE GOVERNANCE
Overview
     We have long believed that good corporate governance is important to ensure that the Company is managed for the long-term benefit of our shareholders. We periodically review our corporate governance policies and practices and compare them to those suggested by various authorities in corporate governance and the practices of other public companies. We also monitor new and proposed rules of the Securities and Exchange Commission, the Nasdaq Global Market and the bank regulatory authorities. We may amend our governance policies and procedures when required by law, Nasdaq rules or when we otherwise deem it prudent to do so. Each of our audit, compensation and nominating/corporate governance committees has adopted a charter. Our corporate governance policies, including our code of conduct applicable to all our employees, officers and directors, as well as the charters of our audit, compensation and nominating/corporate governance committees, are available at www.ffin.com under the “Corporate Governance” caption. Copies of these documents are also available in print to any shareholder who requests them in writing.
Director Independence
     In accordance with Nasdaq rules, our board of directors affirmatively determines the independence of each director and each nominee for election as director. The board of directors makes its determination based on the elements of independence set forth in the Nasdaq listing standards. We have not adopted any supplemental independent criteria.
     Based on these standards, the board of directors has determined that each of the following non-employee directors is independent.

Joseph E. Canon	Kade L. Matthews
Mac A. Coalson	Bynum Miers
David Copeland	Dian Graves Stai
Murray Edwards	F. L. Stephens
Derrell E. Johnson	Johnny E. Trotter
     The board has also determined that Tucker Bridwell, a nominee for director, would be independent if elected.
     All members of the audit, compensation and nominating/corporate governance committees are independent under the Nasdaq listing standards. In addition, the board of directors has determined that F. Scott Dueser and Kenneth T. Murphy are not independent.
Meetings of the Board of Directors
     Your board of directors has four regularly scheduled meetings each year. Each of the directors attended at least 75% of the meetings of the board of directors and the committees of the board of directors on which such director served.

     Although we do not have a formal policy regarding attendance by members of the board of directors at our annual meeting of shareholders, we encourage directors to attend and historically more than a majority have done so. For example, 100% of the directors attended the 2006 annual meeting of shareholders.
Committees of the Board of Directors
     Your board of directors has four committees. The functions and current members of each committee are as follows:
     Executive Committee. The executive committee acts for your board of directors between board meetings, except to the extent limited by our bylaws or Texas law. The current members are Messrs. Coalson, Copeland, Dueser, Miers, Murphy, Stephens and Trotter. Mr. Dueser is the chairman of the committee. The executive committee met four times during 2006 and in January 2007.
     Nominating/Corporate Governance Committee. Among other things, the nominating/corporate governance committee selects and recommends director candidates to the board of directors. The nominating/corporate governance committee members are Messrs. Coalson, Copeland, Miers, Stephens and Trotter. Mr. Coalson is the chairman of the committee. All current directors eligible for reelection to the board are being nominated for election as directors for 2007 in addition to one new nominee, Mr. Bridwell. During 2006, the committee met two times and also in January 2007.
     Historically, our goal has been to assemble a board of directors which brings diverse perspectives and skills derived from exemplary business and professional experience. Such qualifications provide sound and prudent guidance with respect to our operations and interests. Generally, the committee identifies candidates through the personal, business and organizational contacts of the directors and management. Potential directors should possess the highest personal and professional ethics, integrity and values, and be committed to representing the interests of all of our shareholders. It is also our policy that at all times at least a majority of your board of directors meets the independence standards promulgated by Nasdaq and the SEC. We also require board members to be able to dedicate sufficient time and resources to ensure diligent performance of their duties, including attending board and applicable committee meetings. The committee has also generally considered factors such as:
•	representation of a major business, profession, industry or segment of the economy;

•	our needs with respect to the particular talents and experience of our directors;

•	the knowledge, skills and experience of nominees, particularly with respect to the community banking business in North Central and West Texas;

•	a nominee’s experience with accounting rules and practices, finance, management and leadership opportunities;

•	leader in the community and possession of an appreciation of the relationship of our banking business to the communities we serve; and

•	other requirements that may be imposed by the bank regulatory agencies.
     Under our bylaws, an individual may not stand for election or reelection as a director upon attaining age 72 years of age, unless he owns at least 1% of the outstanding shares of our common stock and is less than 75 years of age. Otherwise, there are no stated minimum criteria for director nominees.
     We expect that the nominating/corporate governance committee will select nominees in the future by first evaluating the current members of your board of directors willing to continue in service. Current members of the board with skills and experience that are relevant to our business and who are willing to continue in service will be considered for re-nomination, balancing the value of continuity of service by existing members of the board with that of obtaining a new perspective. If any member of the board does not wish to continue in service or if the nominating/corporate governance committee or the board decides not to re-nominate a member for re-election, we anticipate that the nominating/corporate governance committee will identify the desired skills and experience of a new nominee in light of the criteria above and begin a search for appropriately qualified individuals.

     To date, we have not engaged third parties to identify or evaluate or assist in identifying potential nominees, although we reserve the right in the future to retain a third party search firm, if necessary.
     The nominating/corporate governance committee will consider qualified director candidates recommended by shareholders. To date, no shareholder has ever made such a recommendation. For the 2008 Annual Shareholders Meeting, any shareholder wishing to propose a nominee should submit a recommendation in writing to the nominating/corporate governance committee of First Financial Bankshares, Inc. at 400 Pine Street, Suite 300, Abilene, Texas 79601 at least 120 days in advance of the annual meeting, including the nominee’s resume, qualifications and other relevant biographical information and providing confirmation of (1) the name and address of the shareholder, (2) the nominee’s consent to serve as a director, (3) a description of all arrangements or understandings between the shareholder and the nominee and (4) any other information regarding the nominee or shareholder that would be required to be included in a proxy statement relating to the election of directors. Qualified candidates recommended by our shareholders will be evaluated on the same basis as candidates recommended by our officers, directors and other sources.
     Audit Committee. Among other things, the audit committee reviews the scope and results of the annual audit by our independent auditors, and receives and reviews internal and external audit reports. The committee also monitors the qualifications, independence and performance of our independent auditor and internal auditors. Its members include Messrs. Copeland, Johnson, Miers and Trotter. Mr. Copeland is the chairman of the committee. During 2006, the audit committee met four times and also in February 2007. The board of directors has determined that it believes all audit committee members are financially literate under the current listing standards of Nasdaq. The board also determined that it believes Mr. Copeland qualifies as an “audit committee financial expert” as defined by the SEC rules adopted pursuant to the Sarbanes-Oxley Act of 2002.
     Compensation Committee. Among other things, the compensation committee is responsible for making recommendations to the board of directors concerning compensation matters for the Company’s executive officers and directors. The committee also oversees the administration of our profit sharing, pension and flexible spending plans as well as our incentive stock option plan for key employees. The committee delegates day-to-day administration of the clerical elements of these programs to the human resources department, trust company as trustee of the pension and profit sharing plans and an executive officer overseeing the stock option plan. The current members of the compensation committee are Mrs. Stai, Messrs. Canon, Coalson, Matthews and Stephens. Mr. Stephens is the chairman of the committee. The committee met three times during 2006 and three times in January 2007.
     The agenda for meetings of the compensation committee is set by its chairman, acting with the assistance of the Company’s human resources department and chief financial officer. At each meeting, the committee meets in executive session. In making compensation decisions, the compensation committee obtains information from a variety of public sources and considers the recommendations of the Company’s management, human resources department and trust company. The committee makes periodic reports to the full board of directors. The compensation committee has not routinely engaged compensation consultants from outside the Company, though the committee has the right under its charter to engage compensation consultants or other outside advisors if it so chooses, subject to ratification by the board of directors. The compensation committee engaged KPMG LLP in 2003/2004 to advise the committee on its benefits and is currently considering engaging a compensation consultant for 2007 to update the previous assessment.
Compensation Committee Interlocks and Insider Participation
     No person who served as a member of the compensation committee was, during 2006, an officer or employee of us or any of our subsidiaries, or had any relationship requiring disclosure in this proxy statement. However, each of the compensation committee members (or related entities) maintained loans from subsidiaries during 2006. The loans were made in the ordinary course of business, on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions on an arms-length basis and did not involve more than the normal risk of collectibility or present other unfavorable features to the subsidiary bank. None of our executive officers served as a member of the compensation committee (or other board committee performing equivalent functions or, in the absence of any such committee, the entire board of directors) or director of another entity, one of whose executive officers served as a member of our board of directors.

REPORT OF THE COMPENSATION COMMITTEE
     The compensation committee reviews the compensation programs for senior management of the Company, including those named executive officers in the tabular presentation including in this definitive proxy statement.
     The compensation committee has reviewed and discussed the compensation discussion and analysis included in this definitive proxy statement with management and based on the reviews and discussions, the compensation committee recommended to the board of directors that the compensation discussion and analysis included herein be included in the definitive proxy statement.
COMPENSATION COMMITTEE
F. L. Stephens, Chairman
Joseph E. Canon
Mac A. Coalson
Kade L. Matthews
Dian Graves Stai

REPORT OF THE AUDIT COMMITTEE
     The audit committee oversees our financial reporting process on behalf of your board of directors. Management has the primary responsibility for the financial statements and the reporting process including the system of internal controls. In fulfilling its oversight responsibilities, the committee, which is composed of independent directors in compliance with Rule 4200 of the Nasdaq listing standards, reviewed and discussed the audited financial statements in the Annual Report with management. The committee also discussed with management the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements.
     The committee reviewed with Ernst & Young LLP, our independent auditors for 2006, who were responsible for expressing an opinion on the conformity of those audited financial statements with generally accepted accounting principles, their judgments as to the quality, not just the acceptability, of our accounting principles and such other matters as are required to be discussed with the committee under generally accepted auditing standards and, as applicable, the standards of the Public Company Accounting Oversight Board. The Committee also discussed with the independent auditors their audit of management’s assessment that the Company maintained effective internal control over financial reporting as of December 31, 2006, based on criteria established in Internal Control-Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission. In addition, the committee has discussed with the independent auditors the auditors’ independence from management and the company, including the matters required by the Statement on Auditing Standards No. 61, Communication with Audit Committees, as amended, and the matters in the written disclosures required by the Independence Standards Board, and considered the compatibility of non-audit services with the auditors’ independence. The audit committee has received the written disclosures and the letter from our independent auditors required by Independence Standards Board Standard No. 1 concerning the independence of the independent auditors.
     The committee discussed with our independent auditors the overall scope and plans for their audit. The committee meets with the independent auditors, with and without management present, to discuss the results of their examinations, their evaluations of our internal controls, and the overall quality of our financial reporting. The committee held four meetings during the year ended December 31, 2006 and met in February 2007.
     The committee has relied, without independent verification, on management’s representation that the financial statements have been prepared with integrity and objectivity and in conformity with generally accepted accounting principles. The committee’s oversight does not provide it with an independent basis to determine that management has in fact maintained appropriate accounting and financial reporting principles or policies. Furthermore, the committee’s considerations and discussions with management and the independent auditors do not ensure that our company’s financial statements are presented in accordance with generally accepted accounting principles, that the audit of our company’s financial statements has been carried out in accordance with generally accepted auditing standards or the standards of the Public Company Accounting Oversight Board or that our company’s independent accountants are in fact independent.
     In reliance on the reviews and discussions referred to above, the audit committee recommended to the board of directors that the audited financial statements be included in the annual report on Form 10-K for the year ended December 31, 2006, for filing with the Securities and Exchange Commission. The board of directors approved the audit committee’s recommendation. Your board of directors has adopted a charter for the audit committee, a copy of which is filed as an appendix to this definitive proxy statement filed with the Securities and Exchange Commission. The members of the committee are considered independent because we believe they satisfy the independence requirements for audit committee members prescribed by Nasdaq and the SEC.
AUDIT COMMITTEE

David Copeland, Chairman
Bynum Miers
Derrell E. Johnson
Johnny E. Trotter

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
     As of February 1, 2007, we were not aware of any person (including any “group” as that term is used in Section 13(d)(3) of the Securities Exchange Act of 1934) who is the beneficial owner of more than 5% of our common stock. However, as of February 1, 2007, First Financial Trust & Asset Management Company, National Association held of record in various fiduciary capacities an aggregate of 3,482,243 shares of our common stock. Of the total shares held, First Financial Trust & Asset Management Company, National Association had sole power in its fiduciary capacity to vote 2,310,224 shares (11.1%), shared with others the power to vote 47,769 shares (0.2%) and had no authority to vote 1,124,250 shares (5.4%). All the shares held by this subsidiary entity, which are registered in its name as fiduciary or in the name of its nominee, are owned by many different accounts, each of which is governed by a separate instrument that sets forth the powers of the fiduciary with regard to the securities held in such accounts. The board of directors historically has not attempted to, and does not intend to attempt to in the future, exercise any power to vote such shares. See “Proposal 1—Election of Directors—Nominees” and “—Executive Officers” for information with respect to the beneficial ownership of our common stock by each director nominee and named executive officers as of February 1, 2007. In the aggregate, all director nominees and executive officers as a group (17 individuals) beneficially owned 1,406,798 shares of our common stock, or 6.78%, as of February 1, 2007.
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
     Section 16(a) of the Exchange Act requires our directors and officers, and persons who own more than 10% of our common stock, to file with the Securities and Exchange Commission initial reports of our common stock ownership and reports of changes in such ownership. A reporting person must file a Form 3, Initial Statement of Beneficial Ownership of Securities, within 10 days after such person becomes a reporting person. A reporting person must file a Form 4, Statement of Changes of Beneficial Ownership of Securities, within two business days after such person’s beneficial ownership of securities changes, except for certain changes exempt from the reporting requirements of Form 4. A reporting person must file a Form 5, Annual Statement of Beneficial Ownership of Securities, within 45 days after the end of the issuer’s fiscal year to report any changes in ownership during such year not reported on a Form 4, including changes exempt from the reporting requirements of Form 4.
     The Securities and Exchange Commission’s rules require our reporting persons to furnish us with copies of all Section 16(a) reports that they file. Based solely upon a review of the copies of such reports furnished to us, we believe that the reporting persons have complied with all applicable Section 16(a) filing requirements for 2006 and through the date of this statement on a timely basis with the following exceptions: Mr. Coalson filed a Form 5 and Mr. Edwards filed a Form 3 in 2006 to amend previously filed reports. Mr. Murphy (1 report — 1 transaction), Mr. Trotter (1 report — 8 transactions) and Mr. Rowe (1 report — 1 transaction) filed Forms 4 during 2006 and through the date of this statement past the required two-business day deadline.
     The Company conducted a review of its Section 16 reporting process to determine whether transactions in the Company’s stock were timely reported and to evaluate proper reporting of all beneficial holdings. All three amendments filed were due to clerical error and were filed to correct the error either on the same day or the following day. As disclosed above, the review also revealed transactions that were not timely reported and, as these transactions were identified, the Company undertook to file corrected forms throughout the year. The Company continues to emphasize to its Section 16 reporters the importance of timely and accurate filings and seeks means to improve compliance on an ongoing basis.
INDEPENDENT AUDITORS
     We retained Ernst & Young LLP to serve as our independent auditors for 2006.
     The aggregate fees billed for each of the last two fiscal years for professional services rendered by Ernst & Young, LLP, the principal auditors who performed the audit of our annual financial statements, review of the quarterly financial statements and audit of internal controls, follows:

	Year ended December 31,
	2006	2005
Audit Fees	$294,775	$297,645
Audit Related Fees	None	None
Tax Fees	None	None
All Other Fees	None	None
     Our audit committee has adopted a policy that requires advance approval of all audit, audit-related, tax services, and other services performed by the independent auditor. The policy provides for pre-approval by the audit committee of specifically defined audit and non-audit services. Except as permitted under Rule 2-01 of SEC Regulation S-X, unless the specific service has been previously pre-approved with respect to that year, the audit committee must approve the permitted service before the independent auditor is engaged to perform it. The audit committee has delegated to its Chairman to approve permitted services provided that the Chairman reports any decisions to the committee at its next scheduled meeting.
INTEREST IN CERTAIN TRANSACTIONS
     As has been true in the past, some of our officers and directors, members of their families, and other businesses with which they are affiliated, are or have been customers of one or more of our subsidiary banks. As customers, they have entered into transactions in the ordinary course of business with such banks, including borrowings, all of which were on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions on an arms-length basis. Such borrowings did not involve more than a normal risk of collectibility or present any other unfavorable features to the subsidiary banks involved. None of the transactions involving our subsidiary banks and our officers and directors, or other businesses with which they may be affiliated, have been classified or disclosed as nonaccrual, past due, restructured or potential problems.
     The authority of our subsidiary banks to extend credit to our directors, executive officers and principal shareholders, including their immediate family members and corporations and other entities that they control, is subject to substantial restrictions and requirements under Section 22(g) and 22(h) of the Federal Reserve Act and Regulation O promulgated there under, as well as the Sarbanes-Oxley Act of 2002. These statutes and regulations impose specific limits on the amount of loans our subsidiary banks may make to directors and other insiders, and specified approval procedures must be followed in making loans that exceed certain amounts. In addition, all loans our subsidiary banks make to directors and other insiders must satisfy the following requirements:
•	The loans must be made on substantially the same terms, including interest rates and collateral, as prevailing at the time for comparable transactions with persons not affiliated with us or the subsidiary banks;

•	The subsidiary banks must follow credit underwriting procedures at least as stringent as those applicable to comparable transactions with persons who are not affiliated with us or the subsidiary banks; and

•	The loans must not involve a greater than normal risk of repayment or other unfavorable features.
     Furthermore, each subsidiary bank must periodically report all loans made to directors and other insiders to the bank regulators, and these loans are closely scrutinized by the bank regulators for compliance with Sections 22(g) and 22(h) of the Federal Reserve Act and Regulation O. We have developed written procedures for compliance with these rules. Under the provisions of its charter, the audit committee of our board of directors is charged with reviewing all other transactions between related parties and us.
INCORPORATION BY REFERENCE
     With respect to any future filings with the Securities and Exchange Commission into which this proxy statement is incorporated by reference, the material under the headings “Report of the Compensation Committee” and “Report of the Audit Committee” shall not be incorporated into such future filings.

FORWARD-LOOKING STATEMENTS
     This proxy statement contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. When used in this proxy statement, words such as “anticipate,” “believe,” “estimate,” “expect,” “intend,” “predict,” “project,” and similar expressions, as they relate to us or our management, identify forward-looking statements. These forward-looking statements are based on information currently available to our management. Actual results could differ materially from those contemplated by the forward-looking statements as a result of certain factors, including but not limited to those listed in Item 1A — “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2006 and the following:
•	general economic conditions, including our local and national real estate markets;

•	legislative and regulatory actions and reforms;

•	competition from other financial institutions and financial holding companies;

•	the effects of and changes in trade, monetary and fiscal policies and laws, including interest rate policies of the Federal Reserve Board;

•	changes in the demand for loans;

•	fluctuations in value of collateral and loan reserves;

•	inflation, interest rate, market and monetary fluctuations;

•	changes in consumer spending, borrowing and savings habits;

•	our ability to attract deposits;

•	consequences of continued bank mergers and acquisitions in our market area, resulting in fewer but much larger and stronger competitors; and

•	acquisitions and integration of acquired businesses.
     Such statements reflect the current views of our management with respect to future events and are subject to these and other risks, uncertainties and assumptions relating to our operations, results of operations, growth strategy and liquidity. All subsequent written and oral forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by this paragraph. We undertake no obligation to publicly update or otherwise revise any forward-looking statements, whether as a result of new information, future events or otherwise.
SHAREHOLDER PROPOSALS FOR NEXT YEAR’S ANNUAL MEETING
     To be considered for inclusion in our proxy statement for the 2008 annual meeting, shareholder proposals must be received at our principal executive offices no later than December 1, 2007. Under Rule 14a-4(c)(1) of the Securities Exchange Act of 1934, if any shareholder proposal intended to be presented at the 2008 annual meeting without inclusion in our proxy statement for this meeting is received at our principal executive offices after January 30, 2008, then a proxy will have the ability to confer discretionary authority to vote on this proposal.
By Order of the Board of Directors,

KENNETH T. MURPHY, Chairman
March 15, 2007

FIRST FINANCIAL BANKSHARES, INC.

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF
FIRST FINANCIAL BANKSHARES, INC.
FOR THE ANNUAL MEETING OF SHAREHOLDERS
APRIL 24, 2007

I hereby appoint Bynum Miers and David Copeland, or either of them acting in the absence of the other, as proxyholders, each with the power to appoint his substitute, and hereby authorize them to represent me and to vote for me as directed at the annual meeting of First Financial Bankshares, Inc., a Texas corporation, to be held on April 24, 2007, at 10:30 a.m., Central time, in the Abilene Civic Center, 1100 North 6th Street, Abilene, Texas, and at any postponement or any adjournment thereof.

     This proxy when properly executed will be voted in the manner directed, or if no direction is indicated, in accordance with the recommendation of the board of directors on each proposal. This proxy will be voted, in the discretion of the proxyholders, upon such other business as may properly come before the annual meeting or any adjournment thereof.

FIRST FINANCIAL BANKSHARES, INC. P.O. BOX 11069 NEW YORK, N.Y. 10203-0069

☐	ê DETACH PROXY CARD HERE ê

(PLEASE DATE, SIGN AND RETURN THIS PROXY IN THE ENCLOSED SELF-ADDRESSED AND POSTMARKED ENVELOPE.)	☒ Votes must be indicated (x) in Black or Blue ink.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE FOLLOWING:

  (1) The election of directors:

FOR ALL	☐	WITHHOLD FOR ALL	☐	EXCEPTIONS	☐

Nominees:	01 — Tucker S. Bridwell, 02 — Joseph E. Canon, 03 — Mac A. Coalson,
04 — David Copeland, 05 — F. Scott Dueser, 06 — Murray Edwards,
07 — Derrell E. Johnson, 08 — Kade L. Matthews, 09 — Bynum Miers,
10 — Kenneth T. Murphy, 11 — Dian Graves Stai, 12 — F. L. Stephens and 13 — Johnny E. Trotter.

(INSTRUCTION: To withhold authority to vote for any individual nominee, write that nominee’s name on the space provided.)

		FOR	AGAINST	ABSTAIN
(2)	Ratify the appointment by our audit committee of Ernst & Young LLP as our independent auditors for the year ending December 31, 2007.	☐	☐	☐

To change your address, please mark this box.				☐

To include any comments, please mark this box.				☐

S C A N L I N E

By signing in the space provided below, you are hereby acknowledging receipt of the proxy statement dated March 15, 2007, and hereby revoking any proxy or proxies heretofore given to vote at the annual meeting or any adjournment thereof. Please date your proxy and sign in the space provided, exactly as your name or names appear; when signing as attorney, executor, administrator, trustee or guardian, please give title. Each joint owner is required to sign.

Date	Share Owner sign here	Co-Owner sign here